Tier 1 Common Equity Ratio Improved 92bps in 1Q12 • Tier 1 common equity ratio increased 92bps from 4Q11 to 10.78% driven by capital actions in the quarter, continued reduction of risk-weighted assets and net income earned – In 1Q12 employees were paid a portion of 2011 incentive compensation in stock, increasing the Tier 1 common equity ratio 7bps – Liability management through debt and trust preferred repurchases generated 13bps improvement in the Tier 1 common equity ratio – Risk-weighted assets declined $64B during the quarter improving the Tier 1 common equity ratio 52bps  Improvement was driven by lower loan and commitment levels and optimization of off-balance sheet over-the-counter assets – The $3.3B pre-tax negative FVO valuation adjustment does not impact regulatory capital • Basel III fully phased-in Tier 1 common equity ratio expected to be above 7.50% by YE12 2 Basel I Tier 1 Common Ratio Roll-forward 8.23% 8.65% 9.86% 0.07% 0.13% 0.52% 0.20% 10.78% 2Q11 3Q11 4Q11 Employee Share Issuance Liability Management RWA Reduction Earnings 1Q12 1 ____________________ 1 Excludes impact of debt and trust preferred repurchases. 2 We expect Basel III Tier 1 common ratio estimates to evolve over time along with the Basel III rules. Changes in businesses and economic conditions will impact these estimates. In addition to Basel I requirements and capital ratios, these estimates assist management, investors and analysts in assessing capital adequacy and comparability under the proposed Basel III capital standards to other financial services companies. We will continue to evaluate the potential impact of the proposed rules and anticipate we will be in compliance with any final rules by the projected implementation date. Estimate also assumes approval of all regulatory models.

Legacy Assets & Servicing (within CRES) 1 ____________________ 1 Effective January 1, 2012, servicing activities previously recorded in Home Loans were moved to Legacy Assets & Servicing, and results of MSR activities, including net hedge results, and goodwill were moved from Other to Legacy Assets & Servicing. 2 Excludes litigation expense of $313MM, $1.5B and $785MM in 1Q12, 4Q11 and 1Q11, respectively. 3 Third-party staffing includes offshore employees and contractors. • 60+ days delinquent loans serviced declined 6% or 67K to 1,089K • Legacy Assets & Servicing noninterest expense of $2.7B, excluding litigation expense, increased from 4Q11 due to higher mortgage-related assessments and waivers costs • Staffing levels increased by 2,500 from 4Q11 as a result of staffing for single point of contact programs to enhance customer experience – In addition, third-party staffing 3 increased by nearly 4,000 to a total of more than 16,000 4Q11 1Q11 First-lien servicing (# of loans in thousands) 8,856 (315) (1,559) 60+ days delinquent first mortgages in servicing portfolio (# of loans in thousands) 1,089 (67) (226) Noninterest expense ($B) $3.0 ($0.8) ($0.3) Noninterest expense, excluding litigation ($B) 2 $2.7 $0.4 $0.2 Full-time equivalent employees (in thousands) 38.1 2.5 10.1 Inc / (Dec) 1Q12 Legacy Assets & Servicing Highlights

Representations and Warranties

Liability for Representations and Warranties ($MM)

	1Q11	2Q11	3Q11	4Q11	1Q12
Beginning Balance	$5,438	$6,220	$17,780	$16,271	$15,858
Additions for new sales	7	3	3	7	5
Provision	1,013	14,037	278	263	282
Charge-offs	(238)	(2,480)	(1,790)	(683)	(399)
Ending Balance	$6,220	$17,780	$16,271	$15,858	$15,746

New Claim Trends ($MM)

	1Q11	2Q11	3Q11	4Q11	1Q12	Mix [1]
Pre 2005	$132	$214	$95	$77	$86	*3%*
2005	412	441	668	751	516	*14%*
2006	1,609	780	925	1,400	2,302	*31%*
2007	2,277	1,784	1,493	2,168	1,382	*40%*
2008	488	398	451	331	264	*8%*
Post 2008	144	162	164	126	193	*4%*
New Claims	$5,062	$3,779	$3,796	$4,853	$4,743	
% GSEs	*86%*	*89%*	*86%*	*68%*	*63%*	
Rescinded claims	$950	$3,822	$1,499	$1,229	$773	
Approved repurchases	1,134	2,028	2,255	1,170	480	
Outstanding claims	11,896	9,915	10,008	12,607	16,094	
% GSEs	*45%*	*51%*	*47%*	*50%*	*50%*	

[1] Mix for new claims trend is calculated based on last four quarters.

Outstanding Claims by Counterparty ($MM)

	1Q11	2Q11	3Q11	4Q11	1Q12
GSEs	$5,350	$5,081	$4,721	$6,258	$8,103
Monolines	4,979	3,052	3,058	3,082	3,136
Private	1,567	1,782	2,229	3,267	4,855
Total	$11,896	$9,915	$10,008	$12,607	$16,094

- Total representations and warranties provision was $282MM in 1Q12, which included the impact of higher estimated repurchase claims related to the GSEs combined with increased experience with a monoline insurer, compared to $1.0B in 1Q11
- Estimated range of possible loss related to non-GSE representations and warranties exposure remains unchanged and could be up to $5B over existing accruals at March 31, 2012. The company is not currently able to reasonably estimate the possible loss or range of possible loss with respect to GSE representations and warranties exposure over existing accruals at March 31, 2012
- Increase in private-label new claims is primarily related to repurchase requests received from trustees on private-label securitization transactions not included in the BNY Mellon settlement
- The GSEs' repurchase requests, standards for rescission of repurchase requests and resolution processes continue to be inconsistent with the GSEs' own past conduct and our interpretation of our contractual obligations. These developments have resulted in an increase in claims outstanding from the GSEs. We intend to repurchase loans to the extent required under the contracts and standards that govern our relationships with the GSEs
- In addition to the claims in these tables, we have received repurchase demands from private-label securitization investors and a master servicer where we believe the claimant has not satisfied the contractual thresholds to direct the securitization trustee to take action and/or that these demands are otherwise procedurally or substantively invalid. The amounts outstanding of total demands were $3.1B as of March 31, 2012 and $1.7B as of December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011. $1.7B of these demands relate to loans underlying securitizations included in the settlement with BNY Mellon, as trustee. A claimant has filed litigation against us relating to $1.4B of such demands. If the BNY Mellon settlement is approved by the court, demands related to loans underlying securitizations included in the settlement with BNY Mellon, as trustee will be resolved by the settlement

• Does not include litigation reserves established • Estimated Range of Possible Loss (RPL) above accruals up to $5B for non-GSE exposures at March 31, 2012 • Exposures identified above relate to repurchase claims associated with purported representations and warranties breaches in RMBS transactions. They do not include any exposures associated with related litigation matters, nor do they include any separate foreclosure costs and related costs and assessments, or any possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including claims related to loans guaranteed by the FHA, which could be material ____________________ 1 Reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, and a variety of judgmental factors. Representations and Warranties Exposure Status as of March 31, 2012 ($B) Representations and Warranties Exposure (2004-2008 vintages) Counterparty Original Balance Outstanding Balance Have Paid Reserves Established 1 Commentary 1 GSE - FHLMC (CFC) $196 $85 FHLMC Agreement GSE All Other 922 341 Reserves established Second-lien monoline 81 13 Agreement with Assured and part of RPL Whole loans sold 55 15 Reserves established Private l bel (CFC issued) 409 150 BNY Mellon settlement pending court approval Private label (non CFC bank issued) 242 62 Reserves established Private label (3rd party issued) 176 64 Included in non-GSE RPL $2,081 $730 $13 $16 (2004-2008) Originations